UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) December 20, 2010

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois		60455
(Address of Principal Executive Offices)		(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

7402 W. 100th Place, Bridgeview, Illinois

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Manitex International, Inc. (the “Company”) announced in a press release dated December 20, 2010, that its Board of Directors has elected Ronald M. Clark as a Director of the Company, effective December 20, 2010. Mr. Clark was also appointed to serve as a member and Chairman of the Audit Committee.

With Mr. Clark’s appointment, the Company became compliant with NASDAQ Marketplace Rule 5605, well within the time period provided under the cure provisions of Rule 5605(c)(4)(B). The Company had previously announced that due to a death of one of its Directors, the Company was in noncompliance with NASDAQ Marketplace Rule 5605 and that it intended to rely on the cure provisions of Rule 5605(c)(4)(B).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 20, 2010, the Board of Directors of the Company appointed Ronald M. Clark to serve as a director until the next annual meeting of the shareholders of the Company and until his successor is duly elected and qualified. Mr. Clark was appointed to the Audit Committee, Compensation Committee and the Committee on Directors and Board of Governance. Mr. Clark has also been appointed to serve as the Chairman of the Audit Committee. Mr. Clark will receive annual director’s fees of $25,000 in return for his services as a member of the Board.

The full text of the Press Release announcing Mr. Clark’s appointment is being furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID GRANSEE
Name:	David Gransee
Title:	VP and CFO

Date: December 20, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 20, 2010